Exhibit 10.1

FIFTH EQUITY REPURCHASE AGREEMENT

This FIFTH EQUITY REPURCHASE AGREEMENT (this “Agreement”), is entered into as of September 9, 2019, by and among General Electric Company, a New York corporation (“GE”), Baker Hughes, a GE company, a Delaware corporation (“BHGE”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”). Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the BHGE LLC Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, GE, BHGE and BHGE LLC are parties to that certain Amended and Restated Limited Liability Company Agreement, dated as of July 3, 2017, among BHGE LLC and its Members, including GE and certain Affiliates of GE (as the same may be amended from time to time, the “BHGE LLC Agreement”), which provides for the management, operation and governance of BHGE LLC and sets forth the rights and obligations of the Members in BHGE LLC generally;

WHEREAS, GE intends, subject to market and other conditions, to offer and sell, or to cause certain other GE Group Members to offer and sell, a number of shares of BHGE’s Class A common stock, par value $0.0001 per share (“Class A Shares”), in an underwritten registered public offering pursuant to an automatic shelf registration statement on Form S-3 filed by BHGE with the Securities and Exchange Commission (the “SEC”) (the “Public Resale Offering”) and, prior to and in connection therewith intends to exchange, or cause certain GE Group Members to exchange, a number of Paired Interests for an equal number of Class A Shares pursuant to the Exchange Agreement;

WHEREAS, in connection with the Public Resale Offering, BHGE intends to repurchase shares of its Class B common stock, par value $0.0001 per share (“Class B Shares” and, together with Class A Shares, the “Common Stock”), from GE Oil & Gas US Holdings I, Inc. at a price per share equal to the par value of such Class B Shares pursuant to this Agreement;

WHEREAS, BHGE LLC will repurchase Common Units from GE Oil & Gas US Holdings I, Inc. on a one-for-one basis with the Class B Shares purchased by BHGE at a price per Common Unit equal to the public offering price per share of the Class A Shares sold in the Public Resale Offering, less underwriting discounts and commissions per share, as set forth on the cover page to the final prospectus supplement (the “Net Offering Price”) filed by BHGE pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Public Resale Offering, less the par value of the corresponding Class B Share;

WHEREAS, GE, BHGE and BHGE LLC (and their respective Affiliates) shall treat the Common Unit Repurchase (as defined below) as a distribution by BHGE LLC to the relevant GE Group Member under Section 731(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes; and

WHEREAS, GE intends to cause GE Oil & Gas US Holdings I, Inc. to surrender to BHGE and BHGE LLC for repurchase, and BHGE and BHGE LLC shall repurchase, an equal amount of Class B Shares and Common Units (together, the “Purchased Securities”), respectively.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party hereby agrees as follows:

1.	Agreement to Surrender Paired Interests. In connection with the repurchase of the Purchased Securities, on the Public Resale Offering Closing Date (as defined below):

a.

GE shall cause GE Oil & Gas US Holdings I, Inc. to surrender to BHGE for repurchase, and BHGE shall repurchase the number of Class B Shares equal to the number of whole Common Units surrendered and repurchased pursuant to the Common Unit Repurchase, at a price per share equal to the par value of such Class B Shares (the “Share Repurchase”).

b.

GE shall cause GE Oil & Gas US Holdings I, Inc. to surrender to BHGE LLC for repurchase, and BHGE LLC shall repurchase the maximum number of whole Common Units, at a price per Common Unit equal to the Net Offering Price (less the par value of the corresponding Class B Share), as results in the aggregate purchase price not in excess of $250,000,000 (the “Common Unit Repurchase”).

2.

Conditions of the Obligations of the Parties; Termination. The obligations of GE to cause GE Oil & Gas US Holdings I, Inc. to surrender for repurchase the Purchased Securities pursuant to Section 1 against payment, and BHGE and BHGE LLC to repurchase and pay for such Purchased Securities pursuant to Section 1 against delivery, shall be subject to the initial settlement of the Public Resale Offering (the “Initial Settlement”). This Agreement may be terminated at any time following the termination or abandonment of the Public Resale Offering by GE by notice to BHGE and BHGE LLC or by BHGE and BHGE LLC by notice to GE, which termination shall be without liability on the part of any Party to any other Party, except that Section 5 shall at all times be effective and shall survive such termination and no Party shall be relieved of any liability in respect of its breach of this Agreement that occurs prior to such termination.

3.

Payment. Payment for the Purchased Securities shall be made to GE Oil & Gas US Holdings I, Inc.in Federal or other funds immediately available in New York City against delivery of the Purchased Securities for the respective accounts of BHGE and BHGE LLC at 9:00 a.m., New York City time, on the closing date of the Public Resale Offering, or at such other time and on such other date as BHGE, BHGE LLC and GE shall mutually agree (the time and date of such payment is hereinafter referred to as the “Public Resale Offering Closing Date”).

4.

Miscellaneous. Sections 15.03 (Notices), 15.04 (Binding Effect), 15.05 (Governing Law; Jurisdiction; Specific Performance), 15.06 (Counterparts; Electronic Transmission of Signatures), 15.07 (Assignment; No Third Party Beneficiaries), 15.08 (Severability), 15.11 (Waiver), 15.13 (Further Action) and 15.15 (Descriptive Headings; Interpretation) of the BHGE LLC Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis, as if fully set forth herein.

5.

Entire Agreement. This Agreement, dated as of the date hereof, among GE, BHGE and BHGE LLC, constitutes the entire agreement, and supersedes all other prior agreements and understandings (both written and oral, including the Equity Repurchase Agreement dated November 5, 2017, the Second Equity Repurchase Agreement dated February 23, 2018, the Third Equity Repurchase Agreement dated April 26, 2018 and the Fourth Equity Repurchase Agreement dated November 13, 2018) between the Parties with respect to the subject matter hereof.

6.	Amendment. No amendment of this Agreement will be effective unless made in writing and signed by a duly authorized representative of each Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GENERAL ELECTRIC COMPANY

By:	/s/ John Godsman
Name:	John Godsman
Title:	Vice President

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

By: EHHC NewCo, LLC, its Managing Member

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary

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